UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 05, 2008

ENDEAVOR EXPLORATIONS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-52958	00-0000000
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
1106 – 1100 Harwood Street, Vancouver, B.C., Canada		V6E 1R7
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 206-338-2649

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.01. Changes in Control of Registrant.

On January 18, 2007, Endeavor entered into a mineral property purchase agreement to acquire eight mineral claims for certain consideration, including the issuance of 10 million restricted shares of common stock in the capital of Endeavor to Walter Stunder. See Exhibit 10.2 – Mineral Property Purchase Agreement for more details. On February 5, 2008, the 10 million restricted shares were issued to Mr. Stunder.

As a result of the issuance of the shares to Mr. Stunder, there was a change in control in the voting shares of Endeavor. Mr. Stunder, the newly appointed director and president and CEO of Endeavor, now owns 32.26% of the issued and outstanding shares of common stock in the capital of Endeavor, and Belkis Jimenez Rivero, a director and the CFO of Endeavor, now owns 12.9% of the issued and outstanding shares of common stock in the capital of Endeavor.

Form 8-K	Endeavor Explorations Inc.	Page 2

Prior to the issuance of shares, no shareholder beneficially owned 5% or more of the issued and outstanding shares of common stock, with the exception of Belkis Jimenez Rivero, who owned 19.05% of the issued and outstanding shares of common stock.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2008, Belkis Jimenez Rivero resigned as the president and CEO of Endeavor.

Also, on January 31, 2008, Walter Stunder consented to and was appointed as an additional director of Endeavor by the Board of Directors. Mr. Stunder was also appointed the president and CEO of Endeavor on January 31, 2008, by the board of directors.

Walter Stunder (70 years old) has been the President and founder of a privately held mineral consulting firm Aurora Pacific Consulting and Development for the past 33 years, from July 2003 until April 2007 Walter Stunder acted as President and CEO of Northstar Diamonds, a non-reporting public company involved in the Diamond Exploration Business.

Mr. Stunder does not hold a directorship in any other reporting company

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that Endeavor was or is a party to in which Mr. Stunder had or is to have a direct or indirect material interest, with the exception of the Mineral Property Purchase Agreement. See Exhibit 10.2 – Mineral Property Purchase Agreement for more details.

Form 8-K	Endeavor Explorations Inc.	Page 3

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.2, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.2 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

Exhibit	Description

10.2	Mineral Property Purchase Agreement dated January 18, 2008 between Rod Dubnick and Endeavor Explorations Inc., filed as an Exhibit to Endeavor’s Form 8-K (Current Report) on January 24, 2008, and incorporated herein by reference	Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Endeavor Explorations Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

ENDEAVOR EXPLORATIONS INC.

Dated: February 5, 2008	By:	/s/ Belkis Jimenez Rivero
Belike Jiminez Rivero
CFO and Director